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                       SECURITIES AND EXCHANGE COMMISSION

                               Washington DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) April 21, 2000

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                              UNILAB CORPORATION
            (Exact name of registrant as specified in its charter)

                                   Delaware
                (State or other jurisdiction of incorporation)

             0-22758                                 95-4415490
    (Commission File Number)           (I.R.S. Employer Identification Number)

                    18448 Oxnard Street, Tarzana, CA 91356
                   (Address of principal executive offices)

      Registrant's telephone number, including area code: (818) 996-7300


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Item 4.     Changes in Registrant's Certifying Accountant

(a)   Former Accountants.

      On April 21, 2000, Arthur Andersen LLP ("Arthur Andersen"), the independent certified public accountants of Unilab Corporation (the
      "Company"), were dismissed by the Company. The decision to change accountants was approved by the Audit committee of the Company's board of directors.

      Arthur Andersen audited the Company's financial statements for the fiscal years ended December 31, 1999 and December 31, 1998. Their reports on such financial statements did not contain an adverse opinion or a disclaimer of opinion and were not qualified nor modified as to uncertainty, audit scope or accounting principles.

      During the Company's two most recent fiscal years and the subsequent interim period preceding the change, there have been no disagreements with Arthur Andersen on any matter of accountin principles or practices, financial statement disclosure, or auditin scope or procedure.

      A letter from Arthur Andersen addressed to the Securities and Exchange Commission stating whether it agrees with the above statements will be furnished to the Company within ten (10) days of this 8-K filing.

(b)   New Independent Accountants.

      On April 21, 2000, the Company engaged Deloitte and Touche as its independent certified public accountants with the approval of the Audit Committee of the Company's board of directors.


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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNILAB CORPORATION



Date: April 21, 2000 By:  /s/ Brian D. Urban
                          Brian D. Urban
                          Executive Vice President, Chief Financial Officer and Treasurer